Press Release Exhibit 99.2

ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND
ATLANTA, January 8, 2020 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; “Company”) today declared a quarterly dividend of 13 cents per share. The dividend is payable on February 3, 2020 to shareholders of record on January 20, 2020.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is the North American market leader and one of the world’s leading providers of lighting and building management solutions. With fiscal year 2019 net sales of $3.7 billion, Acuity Brands currently employs approximately 12,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Aculux®, A-Light™, American Electric Lighting®, Antique Street Lamps™, Atrius®, Cyclone™, DGLogik™, Distech Controls®, DTL®, eldoLED®, Eureka®, Gotham®, Healthcare Lighting®, Hydrel®, Indy™, IOTA®, Juno®, Lucid®, Luminaire LED™, Luminis®, Mark Architectural Lighting™, nLight®, Peerless®, RELOC® Wiring, ROAM®, Sensor Switch®, Sunoptics® and Winona® Lighting. Visit us at www.acuitybrands.com.

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Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423